SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   October 31, 1997

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)     Zip Code

Registration telephone number, including area code: (706) 629-8682

Item  5.


                  On October 31, 1997, Registrant and its subsidiaries executed and delivered a certain marketing agreement with Professional Transportation Group, Ltd., Inc. ("PTG") pursuant to the general terms of which the Registrant's subsidiaries agreed, on an interim basis, to lease or sublease, as the case may be, substantially all of their assets to a subsidiary of PTG, Timely North, Inc. (the "Interim PTG Agreement"). PTG is a transportation services company headquartered in Atlanta, Georgia, providing ground transportation and logistics services for the air freight industry throughout the continental United States.

                    Faced with the imminent threat of repossession of substantially all of its tractors by its equipment finance lenders and the imminent seizure of its bank accounts by the Internal Revenue Service for delinquent tax payments, the Board of Directors chose the course of action announced today. The Board of Directors executed and delivered the Interim PTG Agreement as its only available option that provided for (1) the continued employment of Registrant's subsidiaries' employees, amounting to over 1,000 persons; (2) the opportunity to obtain a loan in order to pay down delinquent taxes due to the Internal Revenue Service, and; (3) the opportunity to preserve Registrant's business operations so that Registrant could continue to negotiate a sale of its assets and thereby gain some value for its current shareholders.

                  The Interim PTG Agreement obligates PTG's subsidiary, Timely North, Inc. to (1) immediately employ substantially all of the employees of Registrant's subsidiaries, Carpet Transport, Inc., Blue Mack Transport, Inc. and Chase Brokerage, Inc. on an "at will" basis;
         (2) as to leased equipment, pay to the applicable subsidiary equipment rental amounts equal to the required lease payments under existing obligations and, in certain cases, PTG has the right to renegotiate lease terms as long as the applicable subsidiary is released from liability under such renegotiated leases; (3) as to owned equipment, pay to the applicable subsidiary equipment rental amounts equivalent to fair market rental values; (4) pay a nominal amount of the gross revenues generated from the subsidiaries' customers, and; (5) pay to the applicable entity rental amounts for personal property and business premises equal to their respective fair market rental values.

         Registrant had previously executed a letter agreement with Professional Transportation Group Ltd., Inc. on September 10, 1997 pursuant to the general terms of which Registrant and its subsidiaries obtained a loan commitment to borrow up to $1.5 million from PTG in exchange for a 120-day exclusive option to purchase assets for consideration, adjustable at the closing and consisting of (1) 220,000 PTG Common Shares and (2) a 50% profit participation right for a period of 54 months following the consummation of any contemplated asset disposition (the "PTG Letter Agreement").

                  Included in its terms, the Interim PTG Agreement reaffirms the validity of the PTG Letter Agreement and provides PTG and/or an affiliate the continued exclusive option to purchase all or substantially all of the assets of Registrant's subsidiaries, with the option period extended to 9 months, commencing November 1, 1997, subject to due diligence investigations and the disbursement of the proceeds of a PTG loan to pay down certain tax liabilities. The Interim PTG Agreement shall terminate upon the earliest to occur of (a) 60 days' prior written notice of termination by PTG's subsidiary; (b) the consummation of the contemplated asset purchase agreement by a PTG affiliate, or; (c) 9 months from the date of the Interim PTG Agreement. The approval of Registrant's shareholders would be required in the event that PTG and/or its affiliate and the Registrant execute and deliver any definitive agreement, contemplating the conveyance of substantially all of Registrant's assets.

                  Registrant's Board of Directors executed and delivered the Interim PTG Agreement in order to obtain the required financial assistance to pay delinquent taxes and maintain business operations during the time period needed in order to permit its auditors to complete the audit of its financial statements for Registrant's fiscal year ended June 30, 1997, targeted for completion within the next 60 days. On October 6, 1997 Registrant changed its auditors and retained Grant Thornton LLP to audit its financial statements for the subject fiscal year. This change in auditors has resulted in the Registrant's current delinquency in filing its Form 10-KSB for the subject fiscal year. The completion of the subject audit will facilitate the due diligence required pursuant to the Interim PTG Agreement.

                  Charles Prater, a former owner of Registrant's subsidiaries, Carpet Transport, Inc. and Chase Brokerage, Inc., is no longer retained as a consultant to Registrant or to any of its subsidiaries.

Item 7.ancial Statements and Exhibits

        Exhibits

             (10)(i) Marketing Agreement, dated October 31, 1997, by and between Continental American Transportation, Inc., Carpet Transport, Inc., Blue Mack Transport, Inc., Chase Brokerage, Inc., CTI Properties, Inc. and Timely North, Inc.

                 (ii) Letter Agreement, dated September 10, 1997, by and between Professional Transportation Group Ltd., Inc., Continental American Transportation, Inc., Carpet Transport, Inc., Chase Brokerage, Inc., and CTI Properties, Inc.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONTINENTAL AMERICAN TRANSPORTATION, INC.


                             By: s/Timothy Holstein
                                        Timothy Holstein, President

Dated:  November 4, 1997

                                       3


catfor19.8-k

                                 EXHIBIT (10)(i)




                                    MARKETING
                                    AGREEMENT




                    Dated as of October 31, 1997 at 8:00 p.m.




                                  By and Among




                             CARPET TRANSPORT, INC.
                            BLUE MACK TRANSPORT, INC.
                              CHASE BROKERAGE, INC.
                              CTI PROPERTIES, INC.

                             (collectively, "CTI"),



                    CONTINENTAL AMERICAN TRANSPORTATION, INC.
                                     ("CAT")


                                       and



                               TIMELY NORTH, INC.
                                ("TIMELY NORTH")

                               MARKETING AGREEMENT


     THIS MARKETING AGREEMENT is made and entered into as of the 31st day of October, 1997 at 8:00 p.m., by and among Carpet Transport, Inc., a Florida corporation, Blue Mack Transport, Inc., a Pennsylvania corporation, and Chase Brokerage, Inc., a Georgia corporation, and CTI Properties, Inc., a Delaware corporation (individually and collectively, "CTI") and Continental American Transportation, Inc. ("CAT"), a Colorado corporation, which is the sole shareholder of each of CTI, on the one hand, and Timely North, Inc., a Georgia corporation, on the other hand ("Timely North").

     WHEREAS, CTI and CAT are engaged in the business of operating a full, non-union full-and less-than-truckload carrier fleet and freight brokerage and logistics business throughout the United States primarily for the carpet manufacturing industry; and

     WHEREAS, CAT has represented that it owns all of the issued and outstanding shares of the capital stock of CTI; and

     WHEREAS, the financial condition of CTI is severely distressed and is confronted by failure in the event that CTI fails to take immediate action at least on an interim basis; and

     WHEREAS,   the   termination  of  CTI's   operations  will  result  in  the
unemployment of substantially all of its more than 1,000 employees; and

     WHEREAS, Timely North desires to employ all of CTI's employees, to sublease from CTI all of its leased rolling stock used in CTI's business (the "Business"), to lease from CTI all of its owned rolling stock used in the Business, and to lease from CTI or its affiliates all terminal facilities being used by CTI (whether owned or leased); in the event that the facility is owned, Timely North shall lease it, and in the event that the facility is leased, Timely North will sublease it), and CTI desires to lease and sublease such rolling stock and facilities to Timely North; and

     WHEREAS, Timely North and CTI desire that this Agreement shall set forth their full and complete understanding of the terms and conditions under which CTI will lease and sublease such rolling stock and facilities and other matters.

     NOW, THEREFORE, in consideration of the mutual promises and the other representations, warranties, covenants and agreements herein contained, the parties DO HEREBY AGREE as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION.

     1.1 Lease and Sublease. The property (the "Property") that is the subject of this Agreement is as follows:

     (a) On the terms and subject to the conditions set forth in this Agreement, CTI shall lease or sublease, as the case may be, and deliver to Timely North, and Timely North shall lease or sublease from CTI on the Closing Date as hereinafter defined, the following described items utilized in the Business:

                  (i) all over-the-road tractors and all trailers used by CTI in the Business. As to CTI's leased rolling stock, Timely North will pay a rental equal to the rents owed by CTI to its lessors. Timely North shall discharge its rental obligation to CTI by paying its rent under the sublease directly to the various lessors. Timely North and/or PTG shall have the right to renegotiate any of such leases on terms agreeable to PTG so long as CTI is released from liability under any such lease. As to the rolling stock owned by CTI, Timely North will pay a rental during the term of this Agreement equivalent to fair market rental.

                  (ii) all of CTI's personal property (desks, telephones, etc.) during the term of this Agreement for fair market rental.

                  (iii) the Calhoun terminal facilities during the term of this Agreement at a rental equal to the monthly interest owed by CTI to affiliates of Timely North with respect to amounts previously advanced by them to CTI and its affiliates. Such obligation shall be deemed discharged and satisfied by all parties by accounting entry and without the necessity of swapping checks.

                  (iv) CTI's terminal facilities during the term of this Agreement in Orlando, Tampa and Port Allen. The rental for each facility shall be fair market rental, or if less, payment obligations of CTI to the holder of any indebtedness secured by any such facility.

               (v) all the leases that are used or useful in the Business upon the terms of such leases; and

               (vi) all the contracts in the absolute discretion of Timely North upon the terms set forth in such contracts.

     (b) CTI shall retain title to the Property except as specifically set forth herein.

     (c) During the term of this Agreement, Timely North shall have free and complete access to the books and records relating to the Business, including without limitation, customer lists, market and cost studies, supplier information, equipment information, materials information, manuals, magnetic tapes, computer discs, electronically stored data, computer data and other information. In addition, Timely North shall have all of CTI's right, title and interest in the telephone numbers, including toll-free number(s), if any, that are used in connection with the Business, and telephone directory advertising;

         1.2 No Assumption of Liabilities. Timely North shall have no obligation for any debts, liabilities, duties or obligations of CTI or CAT, and CTI and CAT shall pay, satisfy and discharge all such other debts, liabilities, duties and obligations as they become due. It is expressly understood and agreed between the parties hereto that:

         (a) The Property shall be leased or assigned by CTI to Timely North, with general warranties of title, free and clear of any and all liens, restrictions, easements, security interests, security agreements, security deeds, claims and encumbrances (excluding leases), and CTI shall be solely liable and responsible for satisfying and discharging, all other liabilities and obligations of CTI, whether known or unknown, mature or contingent. Timely North shall have the right to directly pay as such amounts become due, any such obligations and liabilities which are secured by or encumber in any manner any of the Property as of the Closing Date. All other obligations and liabilities of CTI shall be paid and discharged by CTI in a timely manner after the Closing Date;

         (b) Timely North shall not assume, and CTI shall remain liable for, all claims and liabilities, whether arising on or before, or subsequent to the Closing Date, resulting from CTI's breach, at any time, of any covenant, condition or other obligation required of CTI under any contract or agreement to provide its services;

         (c) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 1.2, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT TIMELY NORTH SHALL NOT ASSUME AND IS NOT ASSUMING, NOR SHALL TIMELY NORTH BECOME LIABLE, OBLIGATED OR RESPONSIBLE FOR THE PAYMENT OF ANY DEBTS, LIABILITIES OR OBLIGATIONS OR THE PERFORMANCE OF ANY DUTIES OF CTI OR CAT, OF ANY KIND OR NATURE WHATSOEVER,

WHETHER NOW OR HEREAFTER ARISING AND WHETHER CONTINGENT OR LIQUIDATED IN AMOUNT, INCLUDING, WITHOUT LIMITATION, ANY DEBTS, LIABILITIES, OBLIGATIONS OR DUTIES ARISING OUT OF ACCOUNTS PAYABLE, TAX LIABILITIES, EMPLOYEE BENEFITS, CONTRACTS, AGREEMENTS OR OTHER TYPES OF LIABILITIES OF CTI OR CAT OR RELATED TO THE OPERATION OF THE BUSINESS.

         1.3 Employment of CTI's Employees. Upon the Closing Date, Timely North will employ all of the current employees of CTI on an "at will" basis and initially at their current base salary (but with the benefits currently accorded the similarly-situated employees of Timely North and its affiliates). Timely North reserves the right to adjust compensation and benefits on an employee-by-employee basis. CTI shall use its best efforts in good faith to promote the relationship between Timely North and the former CTI employees.

         1.4 Fee Payable to CTI. During the term of this Agreement, Timely North will pay to CTI as a fee for the transactions described herein the amount of
 .67% (two/thirds of 1%) of monthly gross revenues actually received by Timely North from CTI's customers as of the date of this Agreement as listed on
Schedule 1.4. Such fee shall be paid to CTI no later than the 15th day of the month following the calendar month during which such revenues were received by Timely North. The payments due to CTI hereunder shall be subject to setoff in the amount of any accrued but unpaid interest on the debt obligations of CTI and its affiliates to Timely North and its affiliates. In addition, to the extent that Timely North in its sole judgment decides to pay any obligations of CTI, such amount shall be treated as a debt of CTI to Timely North and shall be subject to the same right of setoff.

SECTION 2.  ALLOCATIONS RELATED TO FREIGHT IN TRANSIT.

     Freight in Transit. With respect to any freight picked up from a customer after 8:00:00 p.m. Eastern Time on the Closing Date, all revenues attributable thereto as well as expenses directly associated with that freight in transit such as driver's wages shall be for the account of Timely North unless otherwise mutually agreed upon by the parties hereto in writing.

SECTION 3.  CLOSING.

     Closing. The consummation of the transactions contemplated herein (the "Closing") shall be effective at 8:00 p.m. local time on October 31, 1997 (such date and time are the "Closing Date") at the offices of Nelson, Mullins, Riley & Scarborough L.L.P. in Atlanta, Georgia, or on such other date or at such other time or place as may be mutually agreed upon by the parties in writing.

SECTION 4.    JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES
                  OF CTI AND CAT

         CTI and CAT hereby make the following representations and warranties to Timely North, each of which is true and correct on the date hereof and will be true and correct on the Closing Date, except as expressly disclosed herein, each of which shall be unaffected by any investigation heretofore or hereafter made by Timely North and each of which shall survive Closing and the transactions contemplated hereby:

         4.1 Organization, Existence and Qualification. CTI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and is in good standing in the states of the United States of America and foreign jurisdictions in which its ownership or leasing of property or the conduct of its Business requires it to be so qualified except to the extent that failure to so qualify would not have a material adverse effect on the Business as a whole, the Property or the ability to consummate this Agreement and perform the transactions contemplated hereby, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and Business; provided, however that Carpet Transport, Inc. has been administratively dissolved by the Florida Secretary of State. Carpet Transport, Inc. shall have a period of seven days from the Closing Date to reinstate itself to good standing, and if Carpet Transport, Inc. effects the foregoing during such period, it shall not be deemed to have breached this representation and warranty. There are no dissolution, liquidation or bankruptcy proceedings pending or threatened against CTI or CAT.

         4.2 Capitalization. All of CTI's issued and outstanding capital stock is owned by CAT, free and clear of any liens. No options, warrants or other rights to acquire, or commitments to issue or sell its capital stock or other ownership rights in it, whether by conversion or otherwise, are outstanding. CTI has no subsidiaries.

         4.3 Performance of Agreement. CTI and CAT have full corporate power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated by this Agreement.

         4.4 Authorization. CTI's and CAT's execution, delivery and performance of this Agreement and its performance of all agreements and transactions contemplated by this Agreement have been duly authorized by all necessary corporate and shareholder action. Assuming their enforceability against Timely North, this Agreement and all transactions contemplated by this Agreement constitute legal, valid and binding obligations of CTI and CAT, and are enforceable against it in accordance with this Agreement's terms.

         4.5 No Conflict. Neither CTI's authorization, nor CTI's execution, delivery or performance of this Agreement or the performance by it of any of the agreements or transactions contemplated by this Agreement will: (a) violate or conflict with any provisions of CTI's certificate or articles of incorporation, bylaws or other corporate documents, (b) violate or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or require notice or consent or permit the acceleration of obligations, under any material mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or document or any order, judgment, writ, decree or ruling of any governmental body, regulatory commission or other party, to which CTI is a party or which applies to any of the Property, (c) result in the creation of any lien upon the Property, or (d) violate any provision of law applicable to any one or more of them in a way which materially affects the Business or the Property, individually or in the aggregate.

         4.6 Consent. Neither CTI's or CAT's authorization, nor CTI's or CAT's execution, delivery or performance of this Agreement or any of the agreements or transactions contemplated by this Agreement will require consent from, action by, or filing with, any court or governmental authority or other party, except as indicated on Schedule 4.6 or to the extent that failure to obtain or make such consent, filing or action would not have a material adverse effect on the ability of CTI or CAT to consummate this Agreement or perform the agreements and transactions contemplated hereby.

         4.7 Financial Condition. CTI and CAT have delivered to Timely North copies, true and correct in all material respects, of all of their filings with the United States Securities Exchange Commission (all of the foregoing being collectively referred to as the "Financial Statements"). CTI and CAT represent and warrant that the Financial Statements (as of the dates thereof and for the periods covered thereby): are in accordance with the books and records of CTI and CAT which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and present fairly the financial position and the results of operations and resulting cash flows of the CTI and CAT as of the dates and for the periods indicated, applied on a basis consistent with prior periods (subject in the case of interim financial statements to normal recurring year-end adjustments). No entities other than CTI are reflected in the Financial Statements of CAT.

         4.8 Absence of Undisclosed Liabilities. CTI and CAT represent and warrant that, except as reflected elsewhere in this Agreement or in the Financial Statements, CTI and CAT have no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, of a type and nature that are not reported, reflected or reserved on the Financial Statements (including the notes thereto) other than liabilities arising in the ordinary course of business.

         4.9 Tractors & Trailers. CTI will transfer to Timely North at the Closing, good and marketable title or leasehold interest, as the case may be, to the tractors and trailers, subject to existing liens. The tractors and trailers are in good and proper operating condition and repair, subject only to ordinary wear and tear occurring in the ordinary course of business and are adequate and sufficient for use in the operation of the Business as currently conducted. All CTI's leasehold interests in the tractors and trailers are in full force and effect in accordance with their respective terms and constitute legal, valid and binding obligations of the parties thereto and are not currently subject to any liens. A true, correct and complete copy of each document creating each leasehold interest has been furnished to Timely North. No other party to any of the leasehold interests has breached or defaulted under, or is alleged to have breached or defaulted in any material respect, any of the leasehold interests, or has done or omitted to do any act which, by notice or lapse of time or both, will become a breach or default in any material respect, or has given or received any notice of default which remains unresolved, and none of the leasehold interests are subject to any claims by third parties.

         4.10 Customers. CTI believes that its customers will continue to do business with Timely North and nothing has come to the attention of CTI that would indicate a decrease of business volumes or rate levels from these customers at the Closing Date. There is no fact known to CTI which would indicate that these customer relationships would be adversely affected when the Business is conducted by Timely North. CTI has not received notice, or has no reason to believe, that any customer of the Business intends or has threatened to discontinue or substantially diminish or change its relationship with the Business or the terms of such relationship.

         4.11 Collective Bargaining Agreements. There have never been and are not now any: (a) collective bargaining agreements to which CTI is a party relating to the Business or the Property, or (b) strikes, lockouts, work stoppages, slowdowns, jurisdictional disputes or organizing activity occurring or threatened with respect to the Business or the Property.

         4.12 Compensation Plans. There are no compensation plans, pension, profit sharing and retirement plans, bonus thrift and savings plans, vacation or sick leave plans or policies, group insurance, hospitalization, medical or disability plans or any other incentive, employee benefit or welfare plans or policies to which CTI is a party or a participating employer (the "Employee Benefit Plans"), other than CTI's 401(k) plan and a vacation policy. CTI is not in default in any material respect of any obligation to be performed under the Employee Benefit Plans or has done any act which, by notice or lapse of time or both, will become a default in any material respect of any obligation to be performed thereunder.

         4.13 Compliance with Law and Legal Proceedings. CTI is in compliance in all material respects with all applicable statutes, orders, rules and regulations enacted or promulgated by any governmental agency, regulatory body, board, authority, bureau or instrumentality relating to the operation or conduct of the Business or the Property except where the failure to so comply would not have a material adverse effect on the Business or the Property, individually or in the aggregate. Such statutes, orders, rules and regulations include, without limitation all those relating to occupational health and safety, employee right to know, equal employment opportunities, fair employment practices, and sex, race, religion or age discrimination. The generality of the foregoing shall not be deemed to restrict the environmentally related representations and warranties made below. CTI has not received any notice alleging any material non-compliance with such statutes, orders, rules or regulations, and no such notice is contemplated or threatened. There is no suit, action, arbitration, legal, administrative or regulatory proceeding or investigation pending, contemplated or threatened against or involving or relating to the Business or the Property, and no basis for any such action exists.

         4.14 Compliance with Environmental Laws. CTI represents as follows: (a) CTI has complied with all environmental statutes, regulations, orders, decisions, judgments, decrees and restrictions of the United States of America and its subdivisions (including state, county and local statutes, regulations, orders, decisions and restrictions) applicable to the Property to be leased or subleased by Timely North as provided in Section 1.1 hereof; (b) said Property has not been (whether or not previously remedied) and is not now contaminated with, or threatened with contamination by, any hazardous substance; (c) said Property has never been used for a mine, landfill, dump or other disposal facility or gasoline service station; (d) no reports have been filed with respect to the Property disclosing the presence of any hazardous substance upon, or with respect to, it; and (e) there has not been and there is not now any suit, action, arbitration, directive, complaint, legal, administrative or regulatory proceeding or investigation or inquiry pending, contemplated or threatened, with respect to the Property, relating to the refinement, production, generation, storage, handling, processing, disposal, treatment, transportation, discharge or release of hazardous substances. In the event that any of such Property is required by applicable law to be remediated as a result of noncompliance by CTI prior to the Closing Date, Timely North shall be entitled to incur such remediation expense and to setoff such expense against the fee to be paid to CTI hereunder.

         4.15 Tax Returns Filed. All tax returns and other tax reports and filings (collectively, the "Tax Returns") which CTI or any Employee Benefit Plans are required to file have been filed with the appropriate governmental agencies by the time due; the information set forth in the Tax Returns is true, correct and complete; and all taxes of CTI and the Employee Benefit Plans, including any interest and penalties thereon, have been paid on or before the date due except as provided in Schedule 4.15 hereof. Neither CTI nor the Employee Benefit Plans are under audit for any tax year nor has any of them received notice of a proposed audit.

         4.16  Insurance.  Insurance  in  coverage  amounts  sufficient  for the conduct of its Business is currently maintained in conjunction with the operation of the Business or the ownership of the Property. All such policies are in full force and effect and are sufficient for compliance with workers' compensation laws and all premiums for such policies have been paid. CTI has not received any notice of cancellation, termination, nonrenewal or denial of liability with respect to any policy. There are no retroactive, or other, premium adjustments applicable to these policies, and none will become applicable as a direct or indirect result of this Agreement or the transactions contemplated hereby.

         4.17 Broker's or Finder's Fees. Except for an agreement with Lance Enterprises, Inc., neither CTI nor CAT has authorized any person to act as a broker or a finder or in any similar capacity in connection with this Agreement or the transactions contemplated hereby. With respect to any agreements with Lance Enterprises, Inc., all fees, costs or other charges shall be borne by CAT and shall not be part of the liabilities assumed by Timely North hereunder.

         4.18   Owned Real Property.    With respect to its owned Real Property:
     (a) CTI has good and marketable title to the Real Property, free and clea of any security interest, easement, covenant, or other restriction, except for (i) installments of special assessments not yet delinquent and (ii) recorded easements, covenoants, and other restrictions which do not impair the current use, occupancy, value, or the marketability of title of the Real Property;

     (b) there are no (i) pending or threatened condemnation proceedings related to the Real Property, (ii) pending or threatened litigation or administrative actions relating to the Real Property, or (iii) other matters adversely affecting the current use, occupancy, or value thereof;

     (c) the legal  description  for the Real  Property  contained  in the deeds thereof describe such parcels fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" of "permitted non-conforming structure" classifications), and do not encroach any easement which may burden the land, the land does not serve any adjoining property for any purpose inconsistent with the use of the land, the property is not located within a flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained, and access to the property is provided by paved public right-of-way with adequate curb cuts available;

     (d) all facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

     (e) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcels of Real Property;

     (f) there are no outstanding options or rights of first refusal to purchase the Real Property or any portion thereof or interest therein;

     (g) there are no other parties in possession of the Real Property or any portion thereof;

     (h) all facilities located on the Real Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with applicable laws, ordinances, rules, and regulations and are provided via public road or via permanent, irrevocable, appurtenant easements benefiting the Real Property;

     (i) each parcel of Real Property abuts on and has direct vehicular access to a public road or access via permanent, irrevocable, appurtenant easements benefiting the Real Property.

         4.19 Employees. CTI warrants that with respect to all employees, CTI is and has been at all times in compliance with all federal, state and local laws, rules and regulations with respect to employment, wages, hours and benefits; CTI is not engaged in any unfair labor practices nor are any unfair labor practices or other complaints against CTI filed with or threatened to be filed with or by the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any similar agency or instrumentality of any state or local government; and CTI has experienced no labor interruptions over the past three years and considers its relationship with employees to be good.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF TIMELY NORTH.

         Timely North represents and warrants to CTI as follows:

         5.1 Organization and Good Standing of Timely North. Timely North is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

         5.2 Corporate Power and Authority. Timely North has full corporate power and authority to execute, deliver and perform this Agreement and all agreements and transactions contemplated by this Agreement. The execution, delivery and performance by Timely North of this Agreement and all agreements and transactions contemplated by this Agreement have been duly authorized by all necessary corporate action. Assuming their enforceability against CTI and CAT, this Agreement and all agreements and transactions contemplated by this Agreement constitute legal, valid and binding obligations of Timely North and are enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy or other law of general application affecting creditors' rights, general principles of equity or principles of public policy.

     5.3 Performance of Agreement. Neither the authorization, execution, or delivery of this Agreement nor Timely North's performance of this Agreement or any of the agreements or transactions contemplated by this Agreement will (a) violate or conflict with any of the provisions of the articles of incorporation or bylaws of Timely North; (b) violate or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or require notice or consent or permit the acceleration of obligations, under any material mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or document or any order, judgment, writ, decree or ruling of any governmental body, regulatory commission or other party, to which Timely North is a party or which applies to Timely North or any of its property; or (c) violate any provision of law applicable to Timely North in a way which materially affects the business of Timely North. Neither the authorization, execution or delivery of this Agreement nor the performance by Timely North of this Agreement or any of the agreements or transactions contemplated by this Agreement will require consent from, action by, or filing with, any court or governmental authority, except as noted on Schedule 5.3 or to the extent that the failure to obtain or make such consent, action or filing would not have a material adverse affect on CTI's ability to perform this Agreement or enter into the agreements or transactions contemplated hereby.

SECTION 6.  CERTAIN COVENANTS.

         6.1 Covenants Regarding Business. During the term of this Agreement, CTI shall use its best efforts to preserve its relationships with customers and others having business dealings with it.

         6.2 Cooperation. CTI shall make available at times and locations reasonably acceptable to and with minimal disruption of CTI's day-to-day activities the books, records (including tax returns), contracts, agreements, offices, properties, employees and agents of CTI and Employee Benefit Plans related to the Property or Business for inspection and review by Timely North and shall furnish to Timely North such photocopies of documents and additional data and information as Timely North shall deem necessary or advisable. Timely North shall be entitled to conduct such studies, reviews and audits including environmental audits, of the Business and Property as Timely North shall determine. Subject to the terms and conditions of this Agreement, the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement. The parties hereto shall use their best efforts to obtain consents of all regulatory authorities and other third parties or governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement. Each party hereto shall cooperate with the others, and execute and deliver, or cause to be executed and delivered, all such additional instruments, including instruments of conveyance, assignment and transfer and take all such other actions as may reasonably be requested from time to time in order to effectuate the provisions and purposes of this Agreement or to ensure that each party hereto receives the full benefit of the transactions contemplated by this Agreement. CTI shall give prompt written notice to Timely North of any material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Business. Each party will give prompt notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated hereby. Each party hereto shall endeavor in good faith and cooperate one with the other to complete the Exhibits and Schedules called for by this Agreement.

         6.3 Contact with Third Parties. CTI recognizes that Timely North and its authorized representatives will contact customers, suppliers, employees, accountants, governmental bodies and other persons or entities having a present business relationship with the Business in connection with the investigation of the Business or the transferor proposed transfer of the Property. CTI consents to such contact and waives any rights it may have to inhibit or prevent such contact to the extent such contact relates to the investigation of the Business or the lease or sublease of the Property.

         6.4 Public Announcements; Confidentiality. The parties hereto shall maintain the terms and conditions of this Agreement and any and all other agreements and transactions contemplated hereby in confidence subject to the applicable rules and regulations of the SEC or Nasdaq and any other applicable regulatory authority and shall cooperate one with the other in making adequate and controlled disclosure with respect thereto to the public. The parties hereto acknowledge that should information regarding the discussions relating to the transactions contemplated by this Agreement become known to the investment community generally or to parties who might try to trade in the common stock or warrants of Professional Transportation Group Ltd., Inc.("PTG") , the publicly owned parent corporation of Timely North, on the basis of knowledge regarding said discussions, then public disclosure regarding said discussions could be mandated prior to the time the parties hereto otherwise intend. Thus, any discussions with customers, suppliers or other third parties concerning the agreements and transactions contemplated hereby must be entered into on a limited and confidential basis. Further, once this Agreement is delivered and binding, subject only to limited conditions, Timely North will be required to make prompt general, public disclosure of said fact. To the extent that any party hereto wishes to make selected disclosure of the delivery and binding nature of this Agreement to certain customers or employees of CTI or Timely North prior to general, public disclosure, such disclosures must not be made until after Nasdaq markets close on the trading day prior to the date on which general, public disclosure is scheduled.

         6.5 Coordination Regarding Employment. Subject to Section 6.5, CTI shall coordinate with Timely North regarding any announcements of the agreements and transactions contemplated by this Agreement to the employees of CTI and any announcements regarding termination of employment by CTI as a result of such agreements and transactions. CTI shall be responsible for the termination of employment of its employees resulting from the agreements and transactions contemplated by this Agreement and any notices thereof required by applicable law and the payment of any and all salaries or benefits (including vacation) accrued or payable on termination. CTI shall terminate those drivers that Timely North wishes to hire as well as certain administrative and maintenance personnel. Additionally, CTI shall release all owner-operators whose services Timely North wishes to utilize, from their contractual obligations to CTI. Within five business days after execution of this Agreement, CTI shall provide to Timely North all information contained in its personnel records with respect to its employees who Timely North will employ. This information shall include all employment history and other information customarily maintained by CTI with respect to its employees.

         6.6 Employee Benefit Matters. CTI shall be solely responsible for any termination or partial termination of any Employee Benefit Plan resulting by reason of the agreements and transactions contemplated by this Agreement, including any matters arising under the Internal Revenue Code of 1986, as amended, or under the Employee Retirement Income Security Act of 1974, as amended, or any proceedings involving the Pension Benefit Guaranty Corporation, and including all determinations, reports and filings. CTI shall be solely responsible for, pay and fully settle all benefits under Employee Benefit Plans, including without limitation, the vesting of retirement benefits and obligations for severance pay which result from the transactions contemplated by this Agreement. To the extent that Timely North would otherwise be liable for any such benefits after the Closing, CTI shall continue benefits under any Employee Benefit Plan, including without limitation hospitalization, medical and disability plans, if such benefit has started or the condition requiring the payment of benefits commenced prior to the Closing, and such benefits shall continue in accordance with the terms of the Employee Benefit Plans as in effect at the time of execution of this Agreement. Anything contained elsewhere in this Agreement to the contrary notwithstanding, no liabilities arising under this
Section 6.7 shall be assumed by Timely North hereunder or otherwise, and CTI hereby indemnifies Timely North against any such liabilities.

         6.7 Environmental Reports. CTI shall provide to Timely North any environmental-related or site assessment reports that either has with respect to the Real Property.

         6.8 Employment Contracts and Covenants Not to Compete. CTI agrees that during the term of this Agreement, it will not, jointly or severally, directly or indirectly, engage in or associate with (either as a stockholder, consultant, agent, member or otherwise, of or through any corporation, partnership, association, firm or otherwise other than passive investments that are not initiated at the direction of CTI) any enterprise or business directly or indirectly competitive with the business of Timely North, which for the purposes of these covenants not to compete shall be deemed to consist of the general truckload and less than truckload of materials and goods in the continental United States and any trucking business for customers of CTI. CTI acknowledges that the failure of any one or more of them to adhere strictly to the terms of these covenants not to compete would materially diminish the value to Timely North of the transactions contemplated by this Agreement and the associated Business such that Timely North would be denied the fundamental benefit of the consideration intended to accrue to Timely North under the terms of this Agreement. Accordingly, any such violation shall entitle Timely North, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such violation.

SECTION 7.  CONDITIONS TO TIMELY NORTH'S OBLIGATIONS.   The
obligations of Timely North to consummate the transactions contemplated by this Agreement are conditioned upon the satisfaction of the following conditions:

         7.1 Representations and Warranties. All representations and warranties of CTI contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, as the case may be, and there shall have been delivered to Timely North a certificate dated as of the Closing Date and signed on behalf of CTI to that effect.

         7.2 Covenants and Compliance. CTI shall have complied fully in all material respects with all covenants and shall have performed all acts which by the terms of this Agreement are to be performed by CTI on or prior to the Closing Date, and there shall have been delivered to Timely North a certificate dated as of the Closing Date and signed on behalf of CTI to that effect.

     7.3 Regulatory Approvals. The approval by any regulatory authority having jurisdiction, of this Agreement and all other agreements and transactions contemplated hereby, after submission of any necessary filings to said regulatory authorities by the parties hereto, which approvals shall be unconditional or which shall be restricted in a way that such approvals do not substantially or materially limit or decrease the scope of the truckload services presently authorized to be conducted by CTI and Timely North. Any applicable waiting period pursuant to rules or regulations of governmental agencies or other regulatory bodies having jurisdiction over any of the agreements and transactions contemplated by this Agreement shall have expired or shall have been earlier terminated and no action, suit, proceeding, investigation or inquiry by any governmental agency or regulatory body or private party shall have been commenced or threatened to restrain, enjoin, prohibit, materially restrict or otherwise challenge the consummation, legality or validity of any agreement or transaction contemplated by this Agreement.

         7.3 Approval by Purchaser's Lenders. The approval of this Agreement and all other agreements and transactions contemplated hereby by the lenders that are party to Timely North's financing agreement that is dated as of March 28, 1997.

         7.4 Approval by Timely North's Board. The approval of this Agreement and all other agreements and transactions contemplated hereby by Timely North's Board of Directors.

         7.5 Approval by Seller's Lessors and Creditors. The approval of this Agreement and all other transactions contemplated hereby by CTI's lessors and creditors including the execution and delivery by them of documents necessary to enable Timely North to assume the leases without any assumption fees or charges or any other charges of similar import and on terms and conditions at least as favorable as those presently enjoyed by CTI.

         7.6 Approval by CTI's Board of Directors and Shareholders. The approval of this Agreement by CTI's Board of Directors and Shareholders and any other necessary parties, including the Board of Directors and if necessary the shareholders of CAT.

         7.7 Due Diligence. The completion of due diligence by Timely North and Timely North's satisfaction, in its sole discretion, with the results thereof.

         7.8   Employee Terminations.   CTI's termination of those of its
 employees that Timely North wishes to hire.

SECTION 8.  CONDITIONS TO THE OBLIGATIONS OF CTI.

         The obligations of CTI to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

         8.1 Representations and Warranties. All representations and warranties of Timely North contained in this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, and there shall have been delivered to CTI a certificate dated as of the Closing Date and signed on behalf of Timely North to that effect.

         8.2 Covenants and Compliance. Timely North shall have fully complied in all material respects with all covenants and shall have performed all acts which by the terms of this Agreement are to be performed by it on or prior to the Closing Date, and there shall have been delivered to CTI a certificate dated as of the Closing Date and signed on behalf of Timely North to that effect.

SECTION 9.  INDEMNIFICATION.

         9.1 Indemnification by CTI. CTI and CAT, jointly and severally, shall indemnify and hold Timely North and its directors, officers, employees and shareholder harmless (and Timely North shall have the right to enforce such claim by way of setoff of any amounts owed by it to CTI) against and from any and all losses suffered or incurred by Timely North or any of its directors, officers, employees and shareholder which (with the exception of losses related to the indemnitees' own acts or omissions) relate to, result from or arise out of:

         (a) any inaccuracy in or any breach of any of CTI's representations or warranties contained in this Agreement;

         (b) any breach by CTI of any covenant or other undertaking contained in this Agreement;

         (c) the ownership of the Property or the conduct of the Business, or any actions or omissions, of CTI prior to the Closing Date;

         (d) any assets, business or properties of CTI not the subject of this Agreement to the extent that losses with respect thereto accrue to Timely North pursuant to theories of successor entity liability.

         9.2 Indemnification by Timely North. Timely North shall indemnify and hold CTI harmless from and against any and all losses suffered or incurred by it which (with the exception of losses related to the indemnitees' own acts or omissions) relate to, result from or arise out of:

         (a) any inaccuracy in or any breach of any of Timely North' representations or warranties contained in this Agreement;

         (b) any breach by Timely North of any covenant or other undertaking contained in this Agreement; or

         (c) the management of the Property or the Business after the Closing Date.

         9.3 Losses. As used in this Section 9, the term "losses" shall mean all losses, injuries, liabilities and damages suffered or incurred by an indemnified party and all amounts paid by an indemnified party to satisfy, settle or discharge any matter with respect to which an indemnifying party has agreed to indemnify it as provided hereinabove and all reasonable costs and expenses (including without limitation, litigation costs and attorneys', accountants' and experts' fees and expenses) incurred by the indemnified party. The losses of a party shall not be reduced by any insurance maintained by such party paid or payable with respect thereto, and no party shall be obligated to proceed against any insurance company or policy to recover any losses or portion thereof.

SECTION 10. TERMINATION OF AGREEMENT. This Agreement shall continue in full force until the earliest to occur of: (1) the giving of 60 days advance written notice by Timely North to CTI; (2) the consummation of an asset purchase agreement by a Timely North affiliate of substantially all of the assets of CTI; or (3) nine months from the date of execution of this Agreement.

SECTION 11.  NO EFFECT ON PRIOR LETTER AGREEMENT.   PTG shall
continue to have the exclusive option to acquire substantially all of the assets of CTI upon the terms and conditions set forth in that certain letter agreement dated September 12, 1997, except that the period during which PTG shall have such option shall instead be nine months from the date of execution of this Agreement. With the exception of that modification, the letter agreement shall remain in full force and effect.

SECTION 12.  MISCELLANEOUS.

     12.1 Notice. Any service of process, notice or request or communication required by or provided under this Agreement shall be given in writing and shall be personally delivered, delivered by nationally recognized, overnight courier confirmed by receipt, or given by telex or facsimile confirmed by such overnight courier delivery confirmed by receipt, addressed:

If to the CTI or CAT:    Carpet Transport, Inc.
                         Blue Mack Transport, Inc.
                         Chase Brokerage, Inc.
                         CTI Properties, Inc.
                         495 Lovers Lane Road
                         Calhoun, Georgia 30701
                         Attn:  President


If to Timely North:      Timely North, Inc.
                         5025 Derrick Jones Road, Suite 120
                         Atlanta, Georgia 30349
                         Attn:  Chief Executive Officer

With a copy to:          Nelson Mullins Riley & Scarborough, L.L.P.
                         First Union Plaza, Suite 1400
                         999 Peachtree St., NE
                         Atlanta, Georgia 30309
                         Attn:  William R. Asbell, Jr.

     Such notice shall be deemed given upon receipt at the address of the party above stated or at any other address specified by such party to all other parties as provided above, except that if delivery is refused or cannot be made for any reason, such notice shall be deemed given on the fifth day after it is sent.

     12.2 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall not be assignable by any party, and nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person other than the parties hereto any right, remedy or claim under or by reason of this Agreement.

         12.3 Integration and Effectiveness. This Agreement including the Schedules hereto and the agreements contemplated by those Schedules constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior understandings, agreements, contracts or other documents. Despite its prior execution, this Agreement shall be of no effect until all Schedules referenced herein have been attached, the condition specified in Section 7.14 has been satisfied and until its delivery.

         12.4 Survival of Representations, Warranties, and Covenants. All representations, warranties, and covenants set forth in this Agreement shall not be affected by any investigation made by or on behalf of any party. Thus, while the representations, warranties and covenants relate to matters on or prior to the Closing Date, the parties entitled to the benefit of those representations, warranties, and covenants may seek remedy post-Closing for their violation and in that sense the representations, warranties and covenants set forth in this Agreement survive Closing.

         12.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to choice of law principles.

         12.6 Waiver, Etc. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as may be otherwise specifically provided or contemplated by the terms of this Agreement. No waiver of any right, power or privilege hereunder shall preclude any further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

         12.7 Expenses. Except as specifically provided to the contrary elsewhere in this Agreement, all fees, commissions and other expenses incurred by the parties in connection with the negotiation of this Agreement and in preparing to consummate the agreements and transactions contemplated hereby, including the fees and expenses of their respective counsel and auditors, shall be borne by the party that incurred such fee, commission or expense; provided, however, that no such fees, commissions or other expenses incurred by CTI shall in any way be included in those liabilities of CTI assumed by Timely North hereunder.

         12.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms or provisions hereof, and any such invalidity or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that any such invalidity or unenforceability does not deny any party hereto any of the basic benefits of the bargain contemplated by this Agreement.



         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.




                                   CTI:

                             CARPET TRANSPORT, INC.
ATTEST:
By: s/Earl D. Ruth                 By: s/Don Conord
Name: Earl D. Ruth                      Name:  Don Conord
Title:                                  Title: Sec.




                            BLUE MACK TRANSPORT, INC.
ATTEST:

By: s/Earl D. Ruth                  By: s/Don Conord
Name: Earl D. Ruth                      Name:   Don Conord
Title:                                  Title:  Sec.




                              CHASE BROKERAGE, INC.
ATTEST:
By: s/Earl D. Ruth                 By:  s/Don Conord
Name: Earl D. Ruth                      Name:   Don Conord
Title:                                  Title:  Sec.

                                            CTI PROPERTIES, INC.
ATTEST:
By: s/Earl D. Ruth                          By:  s/Don Conord
     Name: Earl D. Ruth                         Name:   Don Conord
     Title:                                    Title:  Sec.





                                             CAT:

                                             CONTINENTAL AMERICAN
                                             TRANSPORTATION, INC.
ATTEST:
By: s/Earl D. Ruth                           By: s/Don Conord
     Name: Earl D. Ruth                          Name:   Don Conord
     Title:                                      Title:  Sec.




                                            TIMELY NORTH:

                                            TIMELY NORTH, INC.

ATTEST:
By: s/Ralph R. Jones                             By: s/Peter C. Roth
     Name: Ralph R. Jones                           Name:   Peter C. Roth
     Title:                                         Title:  CFO











51dh01

                                 EXHIBIT (10)(ii)

                  PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
                             5025 Derrick Jones Road
                                    Suite 120
                             Atlanta, Georgia 30349

                               September 10, 1997

Carpet Transport, Inc.
495 Lovers Lane
Calhoun, Georgia 30701

                  Re:  Loan and Asset Acquisition Option

Gentlemen:

         This letter sets forth the basic terms and conditions under which Professional Transportation Group Ltd., Inc. ("PTG") and its affiliates are willing to proceed with the negotiation and execution of a secured loan and the analysis of a possible acquisition of substantially all of the assets of Carpet Transport, Inc. ("CTI") and its affiliates as described below.

         It is anticipated that the consummation of the loan transaction contemplated herein will occur within seven calendar days from the date of this letter, and that the asset acquisition will be consummated (if at all) within 120 days from the date of this letter. In any event, each of the parties will be responsible for its own costs incurred in connection with the proposed transactions and will not seek restitution or reimbursement from any other party to the proposed transactions.

I.       Debt Component

         A. PTG (or its affiliate) advances to CTI, Blue Mack, Chase Brokerage and CTI Properties, Inc. (collectively, the "Borrowers") an amount or amounts mutually determined but not to exceed $1.5 million. Funding for the entire $1.5 million will occur as soon as title insurance satisfactory to PTG in its sole discretion is issued on the Borrowers' Calhoun, Georgia property.

         B. The advances will be documented by a demand promissory note or notes bearing 16% interest.

         C. The note or notes will be secured by four parcels of real estate currently owned by CTI Properties, Inc. In addition, the notes will be secured by the rolling stock of CTI and its affiliates.

         D. All liens on the property will be satisfied by the Borrowers or their affiliates within ten days from the date of the first advance from PTG to the Borrowers.

         E.  The   notes   will   be   guaranteed   by   Continental    American
             Transportation, Inc. and by Charles Prater.

         F. Interest only payments monthly in arrears for 90 days or until demand, beginning on October 1, 1997.

Carpet Transport, Inc.
September 10, 1997
Page 2



         G. Principal payment due upon demand plus five business days.

         H. Five business day cure provision.

         I. Borrowers shall execute such documents as PTG shall reasonably require to document this transaction and to obtain and perfect security interests in the collateral.

II.      Potential Asset Acquisition

         A. A PTG affiliate ("PTG Acquisition") will have an an irrevocable and exclusive option to buy the assets of the Borrowers for a 120-day. Following the execution of this letter, the Company contemplates the expenditure of substantial efforts and resources in the conduct of its due diligence investigation of the Borrowers and the preparation and negotiation of the acquisition agreement. Accordingly, neither the Borrowers nor any of the Borrowers' representatives shall, directly or indirectly, solicit or encourage the invitation of inquiries or offers from any entiry (other than the Company) concerning any purchase or sale of securities, assets, or liabilities of the Borrowers (other than in the ordinary course of business) or any merger or similar transaction involving the Borrowers. In addition, except to the extent necessary to comply with the fiduciary duties of the Borrowers' board of directors, neither the Borrowers nor any of the Borrowers' representatives shall, directly or indirectly, provide any confidential information to, participate in discussions with, or otherwise cooperate with any effort by any entity to take any of the actions described above. The Borrowers shall immediately advise the Company if any such inquiry or proposal is made or received by the Borrowers or any of the Borrowers' representatives. The obligations of this Paragraph II.A shall terminate upon the earlier of (w) the delivery of written notice from the Compoany to the Borrowers that the Company is terminating its due diligence investigation of the Borrower and negotiation of the acquisition agreement, (x) 120 days from the date of the Borrowers' acceptance of this letter, if by that date the prties have not executed and delivered the acquisition agreement (provided that the Company may extend that date by 30 additional days, if necessary for the completion of its due diligence investigation), or (y) the termination of the acquisition agreement in accordance with the terms thereof. During this period, none of the Borrowers shall pay any expense, incur any liability (including but not limited to leases) or make or make any commitment in excess of $25,000 without the prior written consent of PTG Acquisition. The initial purchase price would be no more than 220,000 shares of unregistered PTG common stock valued at the date of closing, plus a contract right to receive 50% of net after-tax income of the new entity for 54 months, subject in all cases to payment to the Company under paragraph II.E below. The holders of the unregistered PTG shares will have piggyback registration rights.

         B. PTG Acquisition is free to pick and choose assets. PTG may determine at any time not to go forward with the acquisition.

         C. PTG Acquisition assumes any debt secured by purchased assets.

Carpet Transport, Inc.
September 10, 1997
Page 3



         D. Consideration from PTG Acquisition will be paid to the sellers of the assets, i.e., the subsidiaries of Continental American. The subsidiaries will warrant and represent that each will not distribute any of the consideration to their shareholders or otherwise without providing for payment of unsecured debt to their creditors. The subsidiaries will also provide in the acquisition agreement, if any, the usual commercial representations and warranties and any other representations and warranties and indemnities reasonably required by the Company. These warranties will be secured by having South Trust Bank of Georgia, N.A. or another mutually agreeable party hold the purchase price until the subsidiaries' obligations are discharged.

         E. In the event that PTG Acquisition in its sole discretion determines to close the asset acquisition, it shall be repaid its debt obligation out of the first available cash from operations of the new entity. However, PTG Acquisition shall receive no more than $333,000 plus accrued interest with respect to any 12-month period pursuant to this provision, subject to any "catch up" amount from a prior year.

         F. The liability of Continental American with respect to amounts owed to Messrs. Prater and Warmack for the original purchase price will be paid by PTG Acquisition according to a formula. The purpose of the formula is to establish the "fair market value" of the debt. The formula shall provide that in the event that PTG Acquisition's net income (determined before taxes in accordance with GAAP consistently applied) during its second complete taxable year equals or exceeds $4,000,000, then the indebtedness shall be deemed equal to its present balance. In the event that the net income is less than $4,000,000, then the indebtedness shall be reduced proportionately. During the initial 24-month period of operation of PTG Acquisition, Prater and Warmack shall receive interest payments in accordance with the terms of the existing promissory notes.

       It is expressly agreed and understood that PTG Acquisition is not assuming any other liabilities not disclosed, including but not limited to: (1) any sales and use taxes payable or incurred prior to the closing, (2) any federal or state employment taxes payable or incurred prior to the closing, (3) any accumulated garnishments prior to or as of the closing, (4) any federal, state, or local franchise, excise or income taxes arising out of or in connection with operations occurring or income earned by CTI or its affiliates prior to or as a result of the closing of the transactions contemplated herein, and (5) any payroll or similar taxes payable or incurred up to the date of the closing.

      We certainly expect that there will be no material adverse change in the business, prospects, operations, earnings, assets, or financial condition of CTI or its affiliates between now and the date of the closing. CTI and its affiliates will grant to PTG, its agents or other representatives full and

Carpet Transport, Inc.
September 10, 1997
Page 4



complete access to the books and records and employees of CTI and its affiliates up to and until the closing date.

         This letter may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together constitute one and the same document. The provisions of Sections I and II shall be binding upon the parties hereto as soon as PTG may advance any amounts to the Borrowers.

         We have attempted to set forth herein all the major points that we have discussed. While there were many other relatively minor points that were brought up during our discussions, we did not believe they warranted attention in this letter but can be added in the final documents, if necessary or appropriate.

                                                    Sincerely,

                                                    s/Dennis A. Bakal
                                                    Dennis A. Bakal, President

Acknowledged and agreed to this 10th day of September, 1997.

BORROWERS:

CARPET TRANSPORT, INC.

By:  s/Timothy Holstein
Printed: Timothy Holstein
Title:   Pres.


BLUE MACK TRANSPORT, INC.

By:  s/ Timothy Holstein
Printed: Timothy Holstein
Title:   Pres.


CHASE BROKERAGE, INC.

By:  s/ Timothy Holstein
Printed: Timothy Holstein
Title:   Pres.


CTI PROPERTIES, INC.

By:  s/ Timothy Holstein
Printed: Timothy Holstein
Title:   Pres.

Carpet Transport, Inc.
September 10, 1997
Page 5



GUARANTORS:

CONTINENTAL AMERICAN TRANSPORTATION, INC.


By:  s/ Timothy Holstein
Printed: Timothy Holstein
Title:   Pres.


 s/Charles B. Prater
Charles B. Prater



ptg-loan.cat


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